Exhibit 3.8

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

TALOS ENERGY OPERATING COMPANY LLC

A DELAWARE LIMITED LIABILITY COMPANY

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF TALOS ENERGY OPERATING COMPANY LLC (this “Agreement”), effective as of January 18, 2013, is adopted, executed and agreed to by the Members (as defined below).

1. Formation. Talos Energy Operating Company LLC (the “Company”) has been formed as a Delaware limited liability company under and pursuant to the Delaware Limited Liability Company Act (the “Act”).

2. Term. The Company shall have a perpetual existence.

3. Purposes. The purposes of the Company are to carry on any lawful business, purpose or activity for which limited liability companies may be formed under the Act.

4. Members. The Company shall have two members. Talos Energy Operating GP LLC, a Delaware limited liability company, shall own 0.01% of the membership interest and shall act as the managing member of the Company (the “Manager”) and Talos Production LLC, a Delaware limited liability company, shall own 99.99% of the membership interest and shall act as a non-managing member (together, the “Members”).

5. Contributions. Without creating any rights in favor of any third party, the Members may, from time to time, make contributions of cash or property to the capital of the Company, but shall have no obligation to do so.

6. Distributions. The Members shall be entitled (a) to receive all distributions (including, without limitation, liquidating distributions) made by the Company, and (b) to enjoy all other rights, benefits and interests in the Company.

7. Management. The management of the Company is fully reserved to the Manager. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Manager, who shall make all decisions and take all actions for the Company. The Manager may, from time to time, designate one or more persons to be officers of the Company (an “Officer”) on such terms and conditions as the Manager may determine. Any Officer so designated shall have such title and authority and perform such duties as the Manager may, from time to time, designate. Unless the Manager decides otherwise, if the title is one commonly used for officers of a business corporation, the assignment of such title shall constitute the delegation to such Officer of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made to such Officer by the Manager. Each Officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

TALOS ENERGY OPERATING COMPANY LLC

shall resign or shall have been removed. The salaries or other compensation, if any, of the Officers and agents of the Company shall be fixed from time to time by the Manager. Any Officer may resign as such at any time. Any Officer may be removed as such, with or without cause, by the Manager at any time. Designation of an Officer shall not, in and of itself, create contract rights.

8. Dissolution. The Company shall dissolve and its affairs shall be wound up at such time, if any, as the Manager may elect. No other event (including, without limitation, an event described in Section 18-801(4) of the Act) will cause the Company to dissolve.

9. Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (EXCLUDING ITS CONFLICT-OF-LAWS RULES).

[Signature Page Follows]

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

TALOS ENERGY OPERATING COMPANY LLC

IN WITNESS WHEREOF, the undersigned has executed this Limited Liability Company Agreement as of the date first written above.

MANAGER:

TALOS ENERGY OPERATING GP LLC
By: Talos Production LLC, its sole member

By:	/s/ Timothy S. Duncan
Name:	Timothy S. Duncan
Title:	President and Chief Executive Officer

MEMBER:

TALOS PRODUCTION LLC

By:	/s/ Timothy S. Duncan
Name:	Timothy S. Duncan
Title:	President and Chief Executive Officer

SIGNATURE PAGE OF

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

TALOS ENERGY OPERATING COMPANY LLC